SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Agreement made as of the 12th day of May, 2000, by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation, with offices located at 200 Corporate Boulevard South, Yonkers, New York 10700 (the "Corporation") and DR. SHALOM Z. HIRSCHMAN, with an address at 5240 Blackstone Avenue, Riverdale, New York 10471 (the "Employee"):

                               W I T N E S E T H:

         A. After serving as a part time consultant to the Corporation, the Employee entered into an Employment Agreement dated October 14, 1996 with the Corporation (the "Original Employment Agreement") and the parties were governed thereby until July 8, 1998.

         B. The Original Employment Agreement was amended and restated as of July 8, 1998 (the "1998 Employment Agreement").

         C. Since July 1998 the Employee has been instrumental in raising over $13,500,000 of equity financing for the Corporation and provided ancillary services in connection therewith.

         D. By this amended and restated employment agreement (the "Agreement") the parties intend to amend and restate the 1998 Employment Agreement; from the date hereof, the relationship of the Corporation and the Employee will be governed solely by the provisions of this Agreement which shall supersede in its entirety the 1998 Employment Agreement, such document becoming of no further force and effect.

         NOW THEREFORE it is agreed as follows:

         1. Duties of the Employee and the Corporation:

                  (a) The Employee is hereby employed by the Corporation to serve in the capacity of Chief Executive Officer and President. The Corporation shall cause the Employee to be nominated to serve as a director of the Corporation for the duration of his term of employment as set forth herein, and any extension or amendment of this Agreement.

                  (b) During the term of the Agreement, Dr. Bernard Friedland and William Bregman agree that they shall vote all shares owned or voted by them in favor of the Employee as a member of the Board of Directors of the Corporation. This agreement by Dr. Friedland and Mr. Bregman shall not restrict or otherwise limit their right to sell or otherwise transfer their shares to third parties without restriction; provided, however, that any such purchaser or other transferee in a private transaction or series of transactions involving five percent (5%) or more of the then outstanding shares of the Corporation shall continue to be bound by the provisions of this subparagraph 1(b).

         During the term of the Agreement, the Employee shall vote all shares owned or voted by him in favor of Bernard Friedland and William Bregman, and each of them, as a member of the Board of Directors of the Corporation for such period of time as each such person seeks to serve. This agreement by the Employee shall not restrict or otherwise limit his right to sell or otherwise transfer his shares (or options to purchase shares, as the case may be) to third parties; provided, however, that any such purchaser or other transferee of shares in a private transaction or series of transactions involving 5% or more of the outstanding shares of the Corporation shall continue to be bound by the provisions of this subparagraph 1(b).

                  (c) In addition to the foregoing duties, the Employee shall also serve as the Corporation's Chief Scientific Officer and Chairman of its Scientific Advisory Board. When the Corporation reaches an appropriate state of maturity, the Employee will use his best efforts to constitute a Scientific Advisory Board with the most suitable available persons in exercise of his discretion from time to time. His suggested appointments to the Scientific Advisory Board will be subject to approval of the Board of Directors, which approval will not be unreasonably withheld.

                  (d) It is expressly agreed by the parties that the duties of the Employee, in his capacity as Chief Executive Officer, President and a director of the Corporation shall include supervising day to day operations of the Corporation, including management of scientific, medical, financial, regulatory and corporate matters, subject always to existing Board policy.

                  (e) It is expressly agreed that the Employee's duties shall also include the authority to establish an appropriate laboratory, executive and other facilities for the Corporation, consistent with its business goals and objectives, as well as its financial resources. The Employee is also authorized and directed by this Agreement to lead the Corporation's efforts to raise additional capital by means consistent with and appropriate to the Corporation's objectives, as determined from time to time by its Board of Directors. Nothing contained herein shall require the Employee to relocate outside of the New York metropolitan area.

         2. Devotion of Time to Employment: The Employee shall devote his full business time and attention to the business and affairs of the Corporation as shall be necessary to carry out his duties hereinabove, and as may be amended from time to time consistent with the Corporation's business development.

         3. Compensation and Benefits:

                  (a) Commencing as of January 1, 2000, the Corporation shall pay to the Employee as compensation for his services an annual salary at the rate of $361,000 per year (the "Base Salary"), payable in biweekly installments.

                  (b) The Corporation, during the term of this Agreement only, shall purchase, at its expense, a major medical insurance policy, disability policy and dental policy insuring the Employee and his immediate family, which policy shall be reasonably acceptable to the parties hereto. During the term of this Agreement the Corporation shall maintain a term life insurance policy on the life of the Employee with a death benefit of at least $1,000,000. The beneficiary of the policy shall be designated by the Employee. The Employee may change the designation of beneficiary upon written notice to the Corporation. The Corporation shall provide to the Employee written proof of payment of premiums at least once annually. A description of the term life insurance policy on the life of the Employee which the Corporation currently owns and maintains is set forth on Exhibit A hereto. The Corporation represents and warrants to the Employee that such policy is in full force and effect on the date hereof and the Corporation has paid all premiums thereon required to be paid prior to the date hereof. The Employee shall cooperate with the Corporation to purchase a "key man" life insurance policy, with the Corporation as beneficiary.

                  (c) The Corporation agrees that, in addition to presently outstanding options granted to the Employee, it shall take such action as may be necessary to permit the Employee to be entitled to participate in stock option or stock bonus plans or similar plans including plans for stock appreciation rights ("SAR's") as are established by the Corporation (collectively, the "Stock Plans").

                  (d) (i) The Corporation heretofore has issued to the Employee options to purchase 23 million shares of its common stock at an exercise price of $0.27 per share. The term of the options is for a period of 10 years from the date of issuance, which was February 18, 1998, or (i) until 90 days after (A) the Employee terminates his employment (other than for good reason or upon the occurrence of a Change of Control in which two cases the Employee may exercise such options at any time until the expiration of their original term) or (B) the employment of the Employee is terminated for cause (as such term is hereinafter defined), or (ii) in the case of the death of the Employee, until eighteen (18) months after the death of the Employee. In consideration of the Employee's services to and for the benefit of the Corporation as set forth in Paragraph C of the Preamble to this Agreement, the vesting period for all of the options referred to in this subparagraph 3(d) shall be accelerated, so that all of such options shall be exercisable commencing on the date of this Agreement.

                           (ii) In addition to the provisions concerning options
set forth in subsection (i) hereof, the Corporation hereby agrees that all other options heretofore granted to the Employee and currently owned by him, and/or which may be transferred to members of his immediate family, shall have the same terms and conditions as to their expiration as pertain to the 23 million shares referred to in subsection (i) hereof.

                  For purposes of this subparagraph (d) and paragraph 11, the term "Change of Control" means the occurrence of any of the following: (A) the consummation of any transaction the result of which is that any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Employee, Bernard Friedland or William Bregman or any affiliate thereof or any group comprised of any of the foregoing, owns, directly or indirectly, 51% of the Common Equity (as hereinafter defined) of the Corporation, (B) the Corporation consolidates with, or merges with or into, another person (other than a direct or indirect wholly-owned subsidiary) or any person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock (as hereinafter defined) of the Corporation, as the case may be, is converted into or changed for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Corporation, as the case may be, is converted into or exchanged for Voting Stock of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (C) the Corporation, either individually or in conjunction with one or more subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Corporation and its subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the subsidiaries, to any person (other than the Corporation or a wholly owned subsidiary of the Corporation), or (D) during any two (2) year period commencing subsequent to the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of two-thirds of the directors then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that a person shall not be deemed to have ceased being a director for such purpose if such person shall have resigned or died. For purposes of this subparagraph 3(d), (x) the term "Common Equity" of the Corporation means all capital stock of the Corporation that is generally entitled to vote in the election of directors and (ii) the term "Voting Stock" of the Corporation means securities of any class of capital stock of the Corporation entitling the holders thereof to vote in the election of members of the Board of Directors of the Corporation.

                  (e) All other option agreements between the Corporation and the Employee which currently are in existence are hereby amended ipso facto so as to reflect the provisions of subparagraph (d) hereof.

                  (f) The Employee shall receive a one-time bonus of $100,000 upon the occurrence of the first of the following events, if such event shall occur during the term of this Agreement:

                           (i) an IND Number is obtained from and approved by
the United States FDA so that human research can be commenced; or

                           (ii) an agreement is entered into relating to
co-marketing pursuant to which one or more third parties commit to make payments to the Corporation and/or its subsidiaries of $15,000,000 or more.

                  (g) Unless the Corporation is contractually prohibited from doing so, it hereby grants to the Employee "piggyback" registration rights to cover in any registration statement filed by the Corporation under the Securities Act of 1933, as amended (except a registration statement on Form S-8 (or its successor form) or a registration statement in connection with a business combination involving the Corporation), the resale of all of the shares of common stock of the Corporation that may be acquired upon the exercise of options by the Employee (other than shares covered in other registration statements which remain effective). The Corporation will use its best efforts to cause such registration statement to become effective as soon as practicable after the filing thereof and to remain effective until such time as the Employee informs the Corporation that he has sold the shares covered thereby or the options relating to such shares have terminated and have not been exercised.

                  (h) Annually in December, the Board of Directors of the Corporation shall evaluate the Corporation's performance during the year, both scientifically and financially (including its aggregate market capitalization), and the contribution of the Employee with respect to such performance. Based upon such evaluations, the Board of Directors shall consider and take appropriate action with respect to granting a performance bonus to the Employee if it determines that a bonus is warranted.

         4. Term of Agreement: The Employee's term of employment shall continue until December 31, 2002; provided, that on December 31, 2000 and on each succeeding anniversary of such date, this Agreement shall be extended by one (1) year, unless notice of termination has been given by either party to this Agreement to the other prior to December 31, 2000 or each succeeding anniversary date thereof.

         5. Automobile: The Corporation shall lease or purchase for the Employee, at the Employee's discretion, an automobile selected and to be used by the Employee, having a list price not in excess of $40,000, it being understood and agreed that such automobile shall be necessary by the Employee in the conduct of the Corporation's business as a condition of his employment. The Corporation shall pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable.

         6. Reimbursable Expenses: Except as herein otherwise provided, the Corporation shall reimburse the Employee for all expenses, or the Employee is entitled to charge to the Corporation all expenses incurred by him, in and about the course of his employment by the Corporation, provided that said expenses are deductible under the current tax law and sufficient proof is furnished by the Employee. Such expenses shall include but not be limited to:

                  (a) License fees, membership dues in professional organizations, and subscriptions to professional journals.

                  (b) The Employee's necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips for educational, professional, financial, or other related meetings, and/or in connection with other events that contribute to the benefit of the Corporation in the reasonable determination of the Employee.

                  (c) The Employee's necessary travel and entertainment expenses in connection with in-town events for education, professional, financial, or other related meetings or in connection with other events that contribute to the benefit of the Corporation in the reasonable determination of the Employee.

                  (d) All other expenses that may be pre-approved by the Board of Directors.

         7. Vacation: The Employee shall be entitled to such vacation as shall be authorized by the Corporation from time to time, but not less than four (4) weeks during each calendar year.

         8. Sick or Other Leave: If the Employee becomes so disabled as to be unable to perform his functions hereunder (as determined by one or more experienced and reputable physicians selected by the Corporation and approved by the Employee or the Employee's representative, which approval shall not be unreasonably withheld), he shall be entitled to disability leave for a period of at least four (4) consecutive months or six (6) months in any 12 month period. At the expiration of any such period of disability, either party shall have the right to terminate the employment arrangement created hereby as if it had expired in the normal course; provided, however, that in the event of a termination of the Employee's employment hereunder as a result of his disability, the Employee or his representative may exercise the Employee's stock options, to the extent vested on the date of his termination of employment, until the expiration of their original term.

         9. Patents: The parties agree that if any patents shall be developed by the Employee or any patents shall result from the knowledge the Employee acquires while performing his duties to the Corporation under this Agreement, the Employee agrees to assign such patents to the Corporation.

         10. Termination of Agreement:

                  (a) The Corporation may terminate this Agreement at any time "for cause" if: the Employee becomes unfit to properly render services to Corporation hereunder because of alcohol or drug related abuses, as defined under and is consistent with applicable laws; conviction of a crime of moral turpitude that constitutes a felony under federal or state law; material breach of this Agreement which is not cured within sixty (60) days after written notice is given by Corporation to the Employee. Such termination, except for material breach, shall be effective sixty (60) days after the delivery of written notice thereof to the Employee, or at such later time as may be designated in said notice. The Employee shall vacate the offices of the Corporation on or before such effective date unless such termination for cause may be subject to cure by the Employee. All compensation due hereunder shall cease as of said effective date of the termination, except accrued compensation that shall remain unpaid at such date, and except for the continued right of the Employee to exercise stock options, or receive benefits under stock bonus plans or SAR's as shall be vested at the date of any termination hereunder: provided, however, that in the event of the termination of the Employee's employment for cause, he may exercise his stock options, to the extent vested on the date of termination of his employment, for a period expiring ninety (90) days after the date of such termination.

                  (b) (i) The Employee may elect to terminate this Agreement at any time for good reason provided he delivers written notice of such intention to terminate not less than sixty (60) days prior to the date of such termination. As used in this subparagraph 10(b)(i), the term "good reason" shall mean if the Corporation materially changes the Employee's duties, responsibilities or working conditions or takes any other actions which impede the Employee in the performance of his duties hereunder. If the Employee terminates this Agreement for good reason, the Corporation shall be required to pay the Employee the compensation, remuneration, benefits and allowance and expenses specified in paragraphs 3, 5, 6 and 7 hereinabove for the remainder of the term of this Agreement, all of the Employee's stock options shall become 100% vested on the date of termination and the Employee may exercise such stock options until the expiration of their original term.

                           (ii) The Employee may elect to terminate this
Agreement at any time without good reason provided he delivers written notice of such intention to terminate not less than sixty (60) days prior to the date of such termination. All compensation and other benefits shall cease as of the effective date specified in such notice.

                  (c) This Agreement shall terminate immediately upon the death of the Employee, in which case all compensation due hereunder shall cease as of the date of the Employee's death, except that (i) the Corporation shall pay to the Employee's estate all accrued compensation that shall remain unpaid, (ii) the beneficiary or beneficiaries of the term life insurance policy maintained by the Corporation pursuant to paragraph 3(b) shall be entitled to receive the entire death benefits thereunder and (iii) until the earlier of (A) 180 days after the issuance of Letters Testamentary or Letters of Administration to the executor or administrator of the Employee's estate or (B) one year after the death of the Employee, all of the Employee's stock options, to the extent vested on the date of his death, may be exercised.

         11. Change of Control.

                  (a) If there occurs a Change of Control (as set forth in subparagraph 3(d) above) of the Corporation, the Employee may, at his option, upon thirty (30) days written notice given to the Corporation within one-hundred eighty days after a Change of Control, terminate this Agreement, and:

                           (i) The Employee shall be entitled to receive payment
of his Base Salary (as set forth in subparagraph 3(a) above and as modified by this paragraph 11) for the remaining term of the Agreement, to be paid as a lump sum; and

                           (ii) With regard to the Employee's stock options, a
Vesting Event shall be deemed to have occurred, which shall require registration pursuant to subparagraph 3(g) hereof.

                  (b) Notwithstanding any other provision of this Agreement, if the aggregate present value of the "parachute payments" to the Employee, determined under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), is at least three times the "base amount" determined under such Section 280G, then the compensation otherwise payable under this Agreement and any other amount payable hereunder or any other severance plan, program, policy or obligation of the Corporation or any other affiliate thereof shall be reduced so that the aggregate present value of the parachute payments to the Employee, determined under such Section 280G, does not exceed 2.99 times the base amount. In no event, however, shall any benefit provided hereunder be reduced to the extent such benefit is specifically excluded by Section 280G(b) of the Code as a "parachute payment" or as an "excess parachute payment."

                  (c) Any decisions regarding the requirement or implementation of such reductions shall be made by such tax counsel as may be selected by the Corporation and acceptable to the Employee.

         12. Limitations on Authority: Without the express written consent from the Board of Directors of the Corporation, and other than in the ordinary course of business, the Employee shall not have apparent or implied authority to:

                  (a) Pledge the credit of the Corporation.

                  (b) Bind the Corporation under any note, mortgage or other obligation under a monetary instrument.

                  (c) Release or discharge any debt due the Corporation unless the Corporation has received the full amount thereof.

                  (d) Sell, mortgage, transfer or otherwise dispose of all or substantially all of the assets of the Corporation.

         13. Covenant Not to Compete and Confidentiality:

                  (a) In order to induce the Corporation to enter into an employment relationship, but if and only if this Agreement is terminated by Corporation for cause as specified in paragraph 10(a) or by the Employee without good reason as specified in paragraph 10(b)(ii) and under no other circumstance, the Employee covenants and agrees that for a period of three (3) years after termination of the Employee's employment, the Employee will not directly or indirectly, as sole proprietor, independent contractor, employee, consultant, agent, partner or joint venturer, or as an officer, director, stockholder, agent, servant or employee of any firm, person, entity, partnership or corporation, or otherwise, engage or participate in or attempt to engage or participate in any manner in the same, a similar or a directly or indirectly competitive business, to that of Corporation.

                  (b) If and only if this Agreement is terminated by the Corporation for cause as specified in paragraph 10(a) or by the Employee without good reason as specified in paragraph 10(b)(ii) and under no other circumstance, for a period of one (1) year from and after the termination of the Employee's employment, the Employee agrees that he shall refrain from soliciting and shall not, directly or indirectly, as sole proprietor, independent contractor, employee, consultant, agent, partner, or joint venturer, or as an officer, director, stockholder, agent or employee of any firm, person, entity, partnership or corporation, or otherwise, solicit the employees of the Corporation to leave the service of Corporation.

                  (c) The parties agree that all information concerning the Corporation's product, RETICULOSE (or Product R), is highly confidential and is the sole and exclusive property of the Corporation. The parties acknowledge that the Employee shall have access to confidential information concerning the Corporation and specifically concerning RETICULOSE (or Product R), including methodology of manufacture of RETICULOSE (or Product R), among other confidential data and information. The Employee expressly agrees to refrain from disclosing to any person or entity, other than at the direction and approval of the Board of Directors, any confidential information regarding RETICULOSE (or Product R), either directly or indirectly, or seek to exploit RETICULOSE (or Product R), other than through and with the approval of the Corporation.

                  (d) (i) It is agreed and understood by and among the parties to this Agreement that the restrictive covenants and agreements set forth in subparagraphs (a), (b) and (c) of this paragraph 13 are each individually essential elements of this Agreement and that, but for agreement of the Employee to comply with such covenants and agreements, the Corporation would not have agreed to employ the Employee. Further, the Employee expressly acknowledges that the restrictions contained in subparagraphs (a), (b) and (c) of this paragraph 13 are reasonable and necessary to accomplish the mutual objectives of the parties associated with the employment relationship and to protect the Corporation's legitimate interests and protecting its business and business relationships. The Employee further acknowledges that enforcement of the restrictions contained herein will not deprive him, or any of his agents, servants or employees, or any of them, of the ability to earn a reasonable living and that any violation of the restrictions contained in this Agreement will cause irreparable injury to the Corporation. Such covenants and agreements of the Employee shall be construed as agreements independent of any other provision of this Agreement and of each other. The existence of any claim or cause of action of the Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of such restrictive covenants and agreements.

                           (ii) It is agreed by the parties hereto that if any
portion of the restrictive covenants and agreements set forth in subparagraphs
(a), (b) and (c) of this paragraph 13 are held to be invalid, unreasonable, arbitrary or against public policy, then each such agreement shall be considered divisible both as to time, geographical area and any other relevant feature, with each month of a specified period being deemed a separate period of time and each geographical market area being deemed a separate geographical area, it being the intention of the parties that a lesser period of time, geographical area or other relevant feature shall be enforced as long as the same is not unreasonable, arbitrary or against public policy. The parties hereto further agree that, in the event any court of competent jurisdiction determines that a specified time period, a specified geographical area or any other relevant feature is unreasonable, arbitrary or against public policy, a lesser time period, geographical area or other relevant feature which is determined to be reasonable, non- arbitrary and not against public policy may be enforced against the Employee, and the Employee agrees to be bound thereby.

                           (iii) The parties hereto agree that damages at law,
including but not limited to monetary damages, will be an insufficient remedy to the Corporation in the event that the restrictive covenants of subparagraphs
(a), (b) and (c) of this paragraph 13 are violated and that, in addition to any remedies or rights that may be available to the Corporation, all of which other remedies or rights shall be deemed to be cumulative, are retained by the Corporation and not waived by the enforcement of any remedy available hereunder, including but not limited to the right to sue for monetary damages; the Corporation also shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief, including but not limited to a temporary restraining order or temporary, preliminary or permanent injunction, to enforce the provisions of this paragraph as well as an equitable accounting of all profits or benefits arising out of any such violation, all of which shall constitute rights and remedies to which the Corporation may be entitled.

                  (e) The Employee recognizes that the restrictions set forth in this paragraph are reasonable and properly required for the adequate protection of the business of the Corporation.

         14. Survival of Representations and Warranties: The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

         15. Entire Agreement: This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

         16. Amendment and Waiver: This Agreement may not be modified or amended except by an instrument on writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         17. Notices: Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing as follows:

                  If to the Corporation: 1250 East Hallandale Beach Boulevard, Hallandale, Florida 33009 or such other address as the Corporation shall designate in writing.

                  If to the Employee: 5240 Blackstone Avenue, Riverdale, New York 10471.

         18. Counterparts: This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         19. Captions: Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         20. Execution of Documents: At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

         21. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration. In the event that the Arbitration is initiated by the Employee, it shall be commenced in Dade County, Florida, if the Corporation has an office in such jurisdiction; in all other cases it shall be brought in such other County and State as the Corporation shall then have its corporate headquarters. In the event the arbitration is initiated by the Corporation, it shall be commenced in New York City. Any such arbitration shall be held in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction thereof. Any decision made by an arbitrator or by the arbitrators under this provision shall be enforceable as a final and binding decision as if it were a final decision or decree of a court of competent jurisdiction.

         22. General Provisions:

                  (a) Assignability. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

                  (b) Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of New York. The validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of New York.

                  (c) Severability of Provisions. The invalidity or unenforceability of any particular provision hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respect as if such invalid or unenforceable provision were omitted.

                  (d) Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

                  (e) Reliance. All representations and warranties contained herein, or any certificate or other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

         IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed the day and year first above written.

ADVANCED VIRAL RESEARCH CORP.


By:  /s/ William Bregman
     -------------------
         William Bregman,
         Secretary and Treasurer


EMPLOYEE


By: /s/ Shalom Z. Hirschman, M.D.
   ------------------------------
         Shalom Z. Hirschman, M.D.


                       (For purposes of Section 1(b) only)



 /s/ Bernard Friedland                                /s/ William Bregman
 ---------------------                                -------------------
     Bernard Friedland                                    William Bregman



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


                                    EXHIBIT A


                    DESCRIPTION OF TERM LIFE INSURANCE POLICY

Name of Insurer:                    CNA

Amount of Death Benefit:            $1,000,000

Current Beneficiary:                Frances E. Hirschman













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